STOCK  EXCHANGE  AGREEMENT

     Agreement dated as of March 31, 2000 between Saf-T-Hammer Corporation, a Nevada corporation ("SAFH"), on the one hand, and MRC Legal Services LLC, a California limited liability company ("MRC" or the "Shareholder"), on the other hand.

1.     THE  ACQUISITION.

     1.1 Purchase and Sale Subject to the Terms and Conditions of this Agreement. At the Closing to be held as provided in Section 2, SAFH shall sell the SAFH Shares (defined below) to the Shareholder and the Shareholder shall purchase the SAFH Shares from SAFH, free and clear of all Encumbrances other than restrictions imposed by Federal and State securities laws.

1.2 Purchase Price. SAFH will exchange 200,000 shares of its restricted common stock (the "SAFH Shares") for 800,000 shares of Lost Coast Ventures, Inc., Inc., a Delaware corporation ("Lost Coast"), representing approximately 80.0% of the issued and outstanding common shares of Lost Coast (the "Lost Coast Shares"). Immediately after the Closing, the Shareholder will cause Lost Coast to complete a reverse stock split (the "Reverse Stock Split") previously approved by the directors of Lost Coast which will result in the remaining 200,000 shares of Lost Coast being cashed out by the Shareholder at no additional cost to SAFH. Immediately subsequent to the Reverse Stock Split, SAFH shall be the sole shareholder of Lost Coast with 8 shares issued and outstanding. The SAFH Shares shall be issued and delivered to the Shareholder or assigns as set forth in Exhibit "A" hereto.

2.     THE  CLOSING.

2.1 Place and Time. The closing of the sale and exchange of the SAFH Shares for the Lost Coast Shares (the "Closing") shall take place at Cutler Law Group, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660 no later than the close of business (Orange County California time) on or before March 4, 2000 or at such other place, date and time as the parties may agree in writing.

2.2 Deliveries by the Shareholders. At the Closing, the Shareholder shall deliver the following to SAFH:

a. Certificates representing the Lost Coast Shares, duly endorsed for transfer to SAFH and accompanied by appropriate medallion guaranteed stock powers; the Shareholder shall immediately change those certificates for, and to deliver to SAFH at the Closing, a certificate representing the Lost Coast Shares registered in the name of SAFH (without any legend or other reference to any Encumbrance other than appropriate federal securities law limitations).


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b.     The  documents  contemplated  by  Section  3.

c. All other documents, instruments and writings required by this Agreement to be delivered by the Shareholder at the Closing and any other documents or records relating to Lost Coast's business reasonably requested by SAFH in connection with this Agreement.

2.3 Deliveries by SAFH. At the Closing, SAFH shall deliver the following to the Shareholder:

a. The SAFH Shares for further delivery to the Shareholder or assigns as contemplated by section 1.

b.     The  documents  contemplated  by  Section  4.

c. All other documents, instruments and writings required by this Agreement to be delivered by SAFH at the Closing.

3.     CONDITIONS  TO  SAFH'S  OBLIGATIONS.

     The obligations of SAFH to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by SAFH:

3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits SAFH's acquisition of the Lost Coast Shares or the SAFH Shares or that will require any divestiture as a result of SAFH's acquisition of the Lost Coast Shares or that will require all or any part of the business of SAFH to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on SAFH or Lost Coast if this Agreement is consummated shall be pending.

3.2 Representations, Warranties and Agreements. (a) The representations and warranties of the Shareholder set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) the Shareholder shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of SAFH's acquisition of the Lost Coast Shares shall have been obtained and shall be in full force and effect.

3.4 Resignations of Director. Effective on the Closing Date, all of officers and directors shall have resigned as an officer, director and employee of Lost Coast.

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4.     CONDITIONS  TO  THE  SHAREHOLDER'S  OBLIGATIONS.

     The obligations of the Shareholder to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by the Shareholder:

4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits SAFH's acquisition of the Lost Coast Shares or the Shareholder's acquisition of the SAFH Shares or that will require any divestiture as a result of SAFH's acquisition of the Shares or the Shareholder's acquisition of the SAFH Shares or that will require all or any part of the business of SAFH or Lost Coast to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on SAFH or Lost Coast if this Agreement is consummated shall be pending.

4.2 Representations, Warranties and Agreements. (a) The representations and warranties of SAFH set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, and (b) SAFH shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing.

4.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of SAFH's acquisition of the Lost Coast Shares and the Shareholder's acquisition of the SAFH Shares shall have been obtained and shall be in full force and effect.

5.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  SHAREHOLDER.

     The Shareholder represents and warrants to SAFH that, to the Knowledge of the Shareholder:

5.1 Authorization. The Shareholder is a limited liability company duly organized, validly existing and in good standing under the laws of the state of California. This Agreement constitutes a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms.

5.2 Capitalization. The authorized capital stock of Lost Coast consists of 20,000,000 authorized shares of stock, par value $.001, and 1,000,000 preferred shares, par value $.001, of which 1,000,000 common shares and no preferred shares are presently issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of Lost Coast obligating Lost Coast to issue any additional shares of common or preferred stock or any of its securities of any kind.


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5.3          Ownership  of  Lost  Coast  Shares. The delivery of certificates to
SAFH provided in Section 2.2 will result in SAFH's immediate acquisition of record and beneficial ownership of the Lost Coast Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws.

5.4 Consents and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by Lost Coast or SAFH or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Lost Coast or the consummation of the sale of the Lost Coast Shares to SAFH.

5.5 Financial Statements. Lost Coast has delivered to SAFH the consolidated balance sheet of Lost Coast as at June 30, 1998 and June 30, 1999, and statements of income and changes in financial position for the fiscal years then ended and the period from inception to the period then ended, together with the report thereon of Lost Coast's independent accountant (the "Lost Coast Financial Statements"). The Lost Coast Financial Statements are accurate and complete in accordance with generally accepted accounting principles. The independent accountants for Lost Coast will furnish any and all work papers required by SAFH and will sign any and all consents required to be signed to include the financial statements of SAFH in any subsequent filing by SAFH.

5.6 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving Lost Coast which is likely to have a material adverse effect on the business or financial condition of Lost Coast, SAFH and any of their Subsidiaries, taken as whole, or which would require a payment by Lost Coast in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Lost Coast is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of Lost Coast, SAFH or any of their Subsidiaries, taken as a whole, or which would require a payment by Lost Coast in excess of $2,000 in the aggregate.

5.7 Absence of Certain Changes. Since the date of the Lost Coast Financial Statements, Lost Coast has not:

a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Lost Coast or made any disposition of any of its material properties or assets other than in the ordinary course of business;

b. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;


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c.     issued  or  sold  any  Equity  Securities  or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

d. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;
j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business,
(ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $100,000 in the aggregate;

m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

n. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;
o.     entered into any collective bargaining or union contract or agreement; or


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p.     other  than  the  ordinary  course  of  business,  incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of Lost Coast.

5.8 No Material Adverse Change. Since the date of the Lost Coast Financial Statements, there has not been any material adverse change in the business or financial condition of Lost Coast.

5.9 Brokers or Finders. The Shareholder has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the Lost Coast Shares to SAFH.

6.     REPRESENTATIONS  AND  WARRANTIES  OF  SAFH.

     SAFH represents and warrants to the Shareholder that, to the Knowledge of SAFH (which limitation shall not apply to Section 6.3). Such representations and warranties shall survive the Closing for a period of two years.

6.1 Organization of SAFH; Authorization. SAFH is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of SAFH and this Agreement constitutes a valid and binding obligation of SAFH; enforceable against it in accordance with its terms.

6.2 Capitalization. The authorized capital stock of SAFH consists of 100,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. As of the date of this Agreement, SAFH had 8,889,110 shares of common stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. As of the Closing Date, all of the issued and outstanding shares of common stock of SAFH are validly issued, fully paid and non-assessable. The Common Stock of SAFH is presently listed and trading on the Nasdaq Over-the-Counter Bulletin Board under the symbol "SAFHE."

6.3 Ownership of SAFH Shares. The delivery of certificates to Lost Coast provided in Section 2.3 will result in the Shareholder or assigns immediate acquisition of record and beneficial ownership of the SAFH Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws.


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6.4          No Conflict as to SAFH and Subsidiaries.  Neither the execution and delivery of this Agreement nor the consummation of the sale of the SAFH Shares to the Shareholders will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of SAFH or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of SAFH or any of its Subsidiaries under, any material agreement or commitment to which SAFH or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of SAFH or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to SAFH or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this
Section 6.4, for such matters which are not likely to have a material adverse effect on the business or financial condition of SAFH and its Subsidiaries, taken as a whole.

6.5 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by SAFH or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by SAFH or the consummation of the sale of the SAFH Shares to the Shareholders.

6.6 Other Consents. No consent of any Person is required to be obtained by Lost Coast or SAFH to the execution, delivery and performance of this Agreement or the consummation of the sale of the SAFH Shares to the Shareholders, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of Lost Coast or SAFH.

6.7 Financial Statements. Prior to closing, SAFH shall have delivered to the Shareholder consolidated balance sheets of SAFH and its Subsidiaries as at December 31, 1999 and 1998, and statements of income and changes in financial position for each of the periods then ended, together with the report thereon of SAFH's independent accountant (the "SAFH Financial Statements"). Such SAFH Financial Statements and notes fairly present the consolidated financial condition and results of operations of SAFH and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto, and shall be utilizable in any SEC filing in compliance with Rule 310 of Regulation S-B promulgated under the Securities Act.

6.8 Brokers or Finders. Other than M. Richard Cutler, Brian Lebrecht, Vi Bui,, Asher Starik and Stephanie Crumpler, SAFH has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the sale of the SAFH Shares to the Shareholders.


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6.9          Purchase  for  Investment. SAFH is purchasing the Lost Coast Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.
7.     Access  and  Reporting;  Filings  With  Governmental  Authorities;  Other
Covenants.

7.1          Access  Between  the  date  of this Agreement and the Closing Date.
Each of the Shareholder and SAFH shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of Lost Coast or SAFH, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its Subsidiaries and to discuss with such and its authorized representatives its affairs and those of its Subsidiaries, all as the other may from time to time reasonably request.

7.2 Regulatory Matters. The Shareholder and SAFH shall (a) file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

8. CONDUCT OF LOST COAST'S BUSINESS PRIOR TO THE CLOSING. The Shareholder shall use its best efforts to ensure the following:

8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date, Lost Coast shall cause conduct its businesses in all material respects in the ordinary course.

8.2 Business Organization. Between the date of this Agreement and the Closing Date, Lost Coast shall (a) preserve substantially intact the business organization of Lost Coast; and (b) preserve in all material respects the present business relationships and good will of Lost Coast.

8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, Lost Coast shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

a. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;
b. create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;
c.     reclassify,  split  up  or otherwise change any of its Equity Securities;
d.     be  party  to  any  merger,  consolidation or other business combination;

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e.     sell,  lease,  license  or  otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Lost Coast except in the ordinary course of business; or
f. organize any new Subsidiary or acquire any Equity Securities of any Person or any equity or ownership interest in any business.

8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, Lost Coast shall not:

a. borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;
b. create any material Encumbrance on any of its material properties or assets;
c. increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;
d. create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);
e.     make  any  capital  expenditure  or  acquire  any  property  or  assets;
f. enter into any agreement that materially restricts SAFH, Lost Coast or any of their Subsidiaries from carrying on business;
g. pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected in the Lost Coast Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the Lost Coast Financial Statements; or
h.     cancel  any  material  debts  or  waive  any  material  claims or rights.

9.     DEFINITIONS.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

9.1 "Business Day" C Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.
9.2          "Code"  C  The  Internal  Revenue  Code  of  1986,  as  amended.
9.3 "Encumbrances" C Any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.
9.4 "Equity Securities" C See Rule 3aB11B1 under the Securities Exchange Act of 1934.
9.5 "ERISA" C The Employee Retirement Income Security Act of 1974, as amended.


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9.6          "Governmental  Body"  C  Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commission or authority thereof.
9.7          "Knowledge"  C  Actual  knowledge,  after reasonable investigation.
9.8 "Person" C Any individual, corporation, partnership, joint venture, trust, association, unincorporated organization, other entity, or Governmental Body.
9.9 "Subsidiary" C With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

10.     TERMINATION.

10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

a.     By  written  agreement  of  the  Shareholder  and  SAFH  at  any  time.

b. By SAFH, by notice to the Shareholders at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

c. By the Shareholder, by notice to SAFH at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

d. By either the Shareholders or SAFH, by notice to the other at any time after April 6, 2000, if the transaction has not been completed.

10.2     Effect  of  Termination.  If  this  Agreement is terminated pursuant to
Section 10.1, this Agreement shall terminate without any liability or further obligation of any party to another.

13. NOTICES. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties).

     (a)          If  to  SAFH:

                  Saf-T-Hammer  Corp.
                  14500  N.  Northsight  Suite  221
                  Scottsdale,  Arizona  85260
                  Facsimile  No.:  (480)  949-9747
                  Attn: Mitchell A. Saltz, President and Chief Executive Officer

     (b)          If  to  the  Shareholder:
                  c/o  Cutler  Law  Group
                  610  Newport  Center  Drive,  Suite  800
                  Newport  Beach,  CA  92660
                  Facsimile  No.:  (949)  719-1988
                  Attention:  M.  Richard  Cutler,  Esq.

14.     MISCELLANEOUS.

14.2 Expenses. Each party shall bear its own expenses incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

14.3 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this agreement.

14.4 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

14.5 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

14.7 Governing Law, Venue. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of California, without regard to the conflicts of law principles thereof. Venue for any cause of action brought to enforce any part of this Agreement shall be in Orange County, California.

14.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other, provided that, after the Closing, no consent of Lost Coast or the Shareholder shall be needed in connection with any merger or consolidation of SAFH with or into another entity.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective offi-cers, hereunto duly authorized, and entered into as of the date first above written.


SAF-T-HAMMER  CORP.
a  Nevada  corporation

/s/  Mitchell  L.  Saltz
____________________________________________________
By:  Mitchell  L.  Saltz,  President  and  Chief  Executive  Officer



MRC  LEGAL  SERVICES  LLC

/s/  M.  Richard  Cutler
____________________________________________________
By:  M.  Richard  Cutler,  President

                               EXHIBIT  A

                  LOST  COAST  SHAREHOLDER  AND  ASSIGNS

Shareholder                                   SAFH  Shares  to  be  Issued

MRC  Legal  Services  LLC                          97,500
Brian  A.  Lebrecht                                30,000
Vi  Bui                                            22,500
Asher  Starik                                      50,000

TOTAL                                             200,000